Exhibit 99.B(a)(48)

ING INVESTORS TRUST

AMENDMENT #44 TO THE AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF TRUST

Effective: January 31, 2008

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.                                       Re-designate ING FMRSM Large Cap Growth Portfolio to ING Van Kampen Large Cap Growth Portfolio and ING FMRSM Mid Cap Growth Portfolio to ING Mid Cap Growth Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING FMRSM Equity Income Portfolio

ING FMRSM Small Cap Equity Portfolio

ING Focus 5 Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Mid Cap Growth Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Large Cap Growth Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Disciplined Value Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Sheryl K. Pressler
Patricia W. Chadwick, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Robert W. Crispin	/s/ David W.C. Putnam
Robert W. Crispin, as Trustee	David W.C. Putnam, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee

/s/ J. Michael Earley
J. Michael Earley, as Trustee